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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

       Date of Report (Date of Earliest Event Reported): November 15, 2004

                          CHINA WORLD TRADE CORPORATION
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)
                                     Nevada
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                                    000-26119
                                   ----------
                            (Commission File Number)

                                   87-0629754
                                   ----------
                 (I.R.S.  Employer  Identification  No.)

                   3rd Floor, Goldlion Digital Network Center
                           138 Tiyu Road East, Tianhe
                            Guangzhou, The PRC 510620
          ----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                               011-8620-3878-0286
                               ------------------
              (Registrant's Telephone Number, Including Area Code)


This Current Report on Form 8-K is filed by China World Trade Corporation, a Nevada corporation (the "Registrant"), in connection with the matters described herein.

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

On November 15, 2004, the Registrant entered into a Standby Equity Distribution Agreement ("SEDA") and a Registration Rights Agreement, with US-based investment fund, Cornell Capital Partners LP ("Cornell Capital") for $30.0 million.

Under the SEDA, Cornell Capital has committed to provide up to $30.0 million of funding to the Registrant over a 24 month period, to be drawn down at the Registrant's discretion by the purchase of the Registrant's common stock. The purchase price of the shares purchased under the SEDA with respect to any advance will equal 99% of, or a 1% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. The amount of each advance is subject to a maximum advance amount of $1.5 million, except for the first advance, which may be in the amount of $3.0 million. Cornell Capital intends to sell any shares purchased under the SEDA at the then prevailing market price.

Cornell Capital shall retain as compensation 4% of each advance. In addition, Cornell Capital received a one-time commitment fee in the form of 225,000 shares of our common stock. Additionally, we have retained Duncan Capital LLC to act as Placement Agent with respect to the SEDA pursuant to a Placement Agent Agreement. Duncan Capital has received 150,000 shares of our common stock, and in addition will retain 4% of the gross proceeds of each advance as compensation for its services. The 225,000 shares of our common stock paid to Cornell Capital as compensation under the SEDA, as well as the 150,000 shares of our common stock paid to Duncan Capital under the Placement Agent Agreement are subject to a lock-up arrangement which assures us that they will not be immediately sold on the market at a low price per share.

In connection with the SEDA, the Registrant has committed to registering approximately 15,000,000 shares of its common stock. In fact, the draw-downs under the SEDA are subject to an effective registration statement with the Commission covering the resale of the purchased shares. Of the approximately 15,000,000 shares of common stock to be registered pursuant to the SEDA, included are the 225,000 shares paid to Cornell Capital for its commitment, as well as the 150,000 shares paid to Duncan Capital for its advisory services.

We will not receive any proceeds from the sale of our common stock in the market by Cornell Capital. However, we will receive proceeds from our advances under the SEDA, all of which must be used for general working capital purposes.

In connection with the SEDA offering, the Registrant has agreed not to make any draw-downs on the SEDA for a period of thirty (30) days from the date of effectiveness of the registration statement in order to facilitate the sale by investors holding 433,334 shares of the Registrant's common stock and 216,667 warrants to purchase shares of the Registrant's common stock. In addition, the Registrant is currently in negotiations to sell additional shares of its common stock and warrants to purchase common stock to investors in an offering which is exempt from registration pursuant to Regulation D under the Securities Act of 1933, which securities may be included in the registration statement prepared for the SEDA offering.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "CWTD.OB". As of October 29, 2004, we had 25,896,700 shares of common stock outstanding.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





CHINA  WORLD  TRADE  CORPORATION


By  /s/  John  H.  Hui
         John  H.  Hui
       Chief  Executive  Officer

Date:  November  22,  2004